As filed with the Securities and Exchange Commission on March 31, 1999
                                            Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 --------------

                              PUBLIC STORAGE, INC.
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   95-3551121
                      (I.R.S. Employer Identification No.)

                            701 Western Avenue
                         Glendale, California 91201-2397
             (Address of Principal Executive Offices with Zip Code)

                              STORAGE TRUST REALTY
                            1994 SHARE INCENTIVE PLAN
                            (Full Title of the Plan)

                                 HARVEY LENKIN
                              Public Storage, Inc.
                               701 Western Avenue
                         Glendale, California 91201-2397
                                 (818) 244-8080
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                                 With a copy to:

                              DAVID GOLDBERG, ESQ.
                              Public Storage, Inc.
                               701 Western Avenue
                         Glendale, California 91201-2397
                                 --------------

                         CALCULATION OF REGISTRATION FEE
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
                                             Proposed         Proposed
                             Amount           maximum          maximum         Amount of
Title of securities           to be        offering price      aggregate      registration
 to be registered          registered         per share     offering price        fee
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
Common Stock, $.10 par
 value per share         284,126 Shares     $25.375<F1>     $7,209,697.25<F1>   $2,004.30

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<F1> Estimated  solely  for the  purpose of  calculating  the filing fee and, pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 30, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Public Storage, Inc. (the "Company"), with the Securities and Exchange Commission are incorporated in this Registration Statement by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Current Reports on Form 8-K dated January 13, 1999 and March 4, 1999 and (iii) the description of the Company's Common Stock, $.10 par value per share, contained in the Company's Registration
Statement on Form 8-A, effective June 30, 1981, as supplemented by the description of the Company's Common Stock contained in the Prospectus dated January 15, 1998 included in the Company's Registration Statement on Form S-3 (No. 333-41123).

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and shall be a part thereof from the date of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        A description of the Company's Common Stock, $.10 par value per share, is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                               LEGAL OPINIONS

        David Goldberg, Senior Vice President and General Counsel of the Company, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. Mr. Goldberg owns 96,214 shares of the Company's Common Stock and 600 shares of the Company's preferred stock and has options to acquire an additional 166,167 shares of the Company's Common Stock.

                                   EXPERTS

        The consolidated financial statements and related schedule of the Company for the year ended December 31, 1998 appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included in the Company's Annual Report on Form 10-K and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Articles of Incorporation, as amended, provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. The Company has also entered into indemnity agreements with its management and non-management directors and executive officers. The agreements permit the Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

        See Exhibit Index contained herein.

ITEM 9.  UNDERTAKINGS

        A.  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 31st day of March, 1999.

                                        PUBLIC STORAGE, INC.

                                        By:  /s/ HARVEY LENKIN
                                             --------------------------------
                                             Harvey Lenkin, President

        Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                    Capacity                      Date
      ---------                    --------                      ----

   /s/ B. WAYNE HUGHES        Chairman of the Board,         March 31, 1999
_________________________     Chief Executive Officer
     B. Wayne Hughes          and Director (principal
                              executive officer)

   /s/ HARVEY LENKIN
_________________________     President and Director         March 31, 1999
      Harvey Lenkin

 /s/ B. WAYNE HUGHES, JR.
_________________________     Vice President and Director    March 31, 1999
  B. Wayne Hughes, Jr.

    /s/ JOHN REYES            Senior Vice President and
_________________________     Chief Financial Officer        March 31, 1999
       John Reyes             principal financial officer
                              and principal accounting
                              officer)
 /s/ ROBERT J. ABERNETHY
_________________________     Director                       March 31, 1999
   Robert J. Abernethy

  /s/ DANN V. ANGELOFF
_________________________     Director                       March 31, 1999
    Dann V. Angeloff

  /s/ WILLIAM C. BAKER
_________________________     Director                       March 31, 1999
    William C. Baker

/s/ THOMAS J. BARRACK, JR.
_________________________     Director                       March 31, 1999
 Thomas J. Barrack, Jr.

   /s/ URI P. HARKHAM
_________________________     Director                       March 31, 1999
     Uri P. Harkham

  /s/ DANIEL C. STATON
_________________________     Director                       March 31, 1999
    Daniel C. Staton

                                EXHIBIT INDEX

  Exhibit No.         Description

    5.1 Opinion of David Goldberg as to the legality of the securities being registered. Filed herewith.

    23.1              Consent of independent auditors.  Filed herewith.

    23.2              Consent of David Goldberg (included in Exhibit 5.1).

    99.1 Storage Trust Realty 1994 Share Incentive Plan. Filed with Storage Trust Realty's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

    99.2 Agreement and Plan of Merger among Storage Trust Realty, Registrant and Newco Merger Subsidiary, Inc. dated as of November 12, 1998. Filed with Registrant's Registration Statement No. 333-68543 and incorporated herein by reference.

    99.3 Amendment No. 1 to Agreement and Plan of Merger among Storage Trust Realty, Registrant, Newco Merger Subsidiary, Inc. and STR Merger Subsidiary, Inc. dated as of January 19, 1999. Filed with Registrant's Registration Statement No. 333-68543 and incorporated herein by reference.